Exhibit 10.2

PURCHASE AND SALE AGREEMENT

by and between

MC Income plus financing SPV V llc

as the Purchaser

and

monroe capital income plus corporation,

as the Transferor

February 21, 2025

TABLE OF CONTENTS

i

SCHEDULES AND EXHIBITS

Schedule I – Sale Portfolio List

Exhibit A – Form of Loan Assignment

Exhibit B – [Reserved]

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of February 21, 2025, by and between MONROE CAPITAL INCOME PLUS CORPORATION, a Maryland corporation, as the seller (the "Transferor") and MC INCOME PLUS FINANCING SPV V LLC, a Delaware limited liability company, as the purchaser (the "Purchaser").

W I T N E S S E T H:

WHEREAS, the Purchaser has agreed to Purchase (as hereinafter defined) from the Transferor from time to time, and the Transferor has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Loan Assets (as hereinafter defined) and Related Assets (as hereinafter defined) related thereto on the terms set forth herein;

WHEREAS, it is contemplated that the Purchaser will grant a security interest in the Loan Assets and Related Assets Purchased hereunder, to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan and Servicing Agreement (as defined herein) and the related Transaction Documents; and

WHEREAS, the Transferor agrees that all representations, warranties, covenants and agreements made by the Transferor herein with respect to the Sale Portfolio (as hereinafter defined) shall also be for the benefit of any Secured Party (as defined in the Loan and Servicing Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Transferor, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. General. Unless a contrary intention appears: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter forms, (c) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," (d) the word "will" shall be construed to have the same meaning and effect as the word "shall," (e) the word "law" shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law of with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities, (f) unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (subject to any restrictions on such amendments, modifications, supplements, restatements or replacements set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented, or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions on assignment set forth herein or in any other Transaction Document) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) unless expressly stated otherwise, any decision to be made at the discretion of any Person shall be in its sole discretion (or in the case of the Purchaser, its assignee), (h) reference to any time means New York, New York time (unless expressly specified otherwise), (i) any reference to "close of business" means 5:00 p.m., New York, New York time and (j) any use of the term "knowledge" or "actual knowledge" in this Agreement shall mean actual knowledge of a Responsible Officer of such Person after reasonable inquiry. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Loan and Servicing Agreement; provided that, if within such definition in the Loan and Servicing Agreement a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.

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Section 1.2. Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

"Agreement" means this Purchase and Sale Agreement, as the same may be amended, restated, amended and restated, waived, supplemented and/or otherwise modified from time to time hereafter.

"Available Collections" means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral; provided that, for the avoidance of doubt, "Available Collections" shall not include amounts on deposit in the Unfunded Exposure Account that do not represent proceeds of Permitted Investments.

"Cut-Off Date" means, with respect to each Loan Asset (or any portion thereof), the date such Loan Asset (or any portion thereof) is committed to be acquired by the Purchaser and, in the case of any Delayed Draw Loan or Revolving Loan, irrespective of the dates or numbers of draws thereunder subsequent to the date such Loan Asset is committed to be acquired by the Purchaser.

"Facility Financing Statements" has the meaning specified in Section 3.1(d).

"Indemnified Amounts" has the meaning specified in Section 8.1(a).

"Indemnified Party" has the meaning specified in Section 8.1(a).

"Initial Purchase Date" means the first Purchase Date with respect to any Loan Assets acquired by the Purchaser.

"Loan and Servicing Agreement" means that certain Loan, Security and Servicing Agreement, dated as of February 21, 2025, by and among the Purchaser, as the Borrower, the Transferor, as the Servicer, each of the Lenders from time to time party thereto, Capital One, National Association, as the Administrative Agent, as Hedge Counterparty and as Swingline Lender, U.S. Bank Trust Company, National Association, as the Collateral Administrator and as the Collateral Custodian, and U.S. Bank National Association, as document custodian, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

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"Loan Asset" means any commercial loan listed on Schedule I hereto, as the same may be amended, restated, supplemented and/or otherwise modified from time to time (and including any commercial loans listed on Schedule I to any Loan Assignment), and all accounts, payment intangibles, instruments and other property related to the foregoing.

"Loan Assignment" means either (i) a Loan Assignment executed by the Transferor and the Purchaser, substantially in the form of Exhibit A attached hereto or (ii) an assignment document in the form specified in the applicable Underlying Instrument; provided that with respect to this clause (ii), the Transferor shall be deemed to make the statements set forth on Exhibit A attached hereto with respect to each Loan Asset acquired on each Purchase Date.

"Non-Consolidation/True Sale Opinion" has the meaning specified in Section 4.1(y).

"Purchase" means a purchase by the Purchaser of an Eligible Loan and the Related Assets from the Transferor pursuant to ARTICLE II.

"Purchase Date" has the meaning specified in Section 2.1(b).

"Purchase Price" has the meaning specified in Section 2.2.

"Purchaser" has the meaning specified in the Preamble.

"Related Asset" means, with respect to each Loan Asset, all right, title and interest of the Purchaser in and to:

(a) any amounts on deposit in any deposit accounts, cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b) all rights with respect to the Loan Assets to which the Transferor and/or the Purchaser, as applicable, is entitled as lender under the applicable Underlying Instruments;

(c) the Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;

(d) any related collateral securing a Loan Asset and all recoveries related thereto, all payments paid in respect thereof and all monies due or to become due and paid in respect thereof after the applicable Cut-Off Date and all liquidation proceeds;

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(e) all Required Loan Documents, the Loan Files related to any Loan Asset, and the documents, agreements, and instruments included in the Loan Files;

(f) all Insurance Policies with respect to any Loan Asset;

(g) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h) all records (including computer records) with respect to the foregoing; and

(i) all collections, income, payments, proceeds and other benefits of each of the foregoing (other than amounts released to the Purchaser or the Transferor in accordance with this Agreement).

"Repurchase Price" means, with respect to a Loan Asset to be repurchased pursuant to ARTICLE VI hereof, the sum of (x)(i) the Purchase Price (as defined in the Loan and Servicing Agreement and calculated without giving effect to the proviso in the definition thereof) of such Loan Asset, multiplied by (ii) the Outstanding Balance, plus (y) any expenses or fees, if any, with respect to such Loan Asset and costs and damages incurred by the Purchaser, the Administrative Agent or any Lender in connection with any violation by such Loan Asset of any Applicable Law (based on a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Purchaser).

"Sale" and "Sell" have the meanings specified in Section 2.1(a), and the term "Sold" shall have the corresponding meaning.

"Sale Portfolio" means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Transferor in the property identified below in clauses (a) through (c) with respect to each related Loan Asset and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Excluded Amounts):

(a) the Loan Assets which the Purchaser is purchasing from the Transferor hereunder and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(b) the Related Assets with respect to the Loan Assets referred to in clause (a); and

(c) all income and Proceeds of the foregoing.

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"Schedule I" means the schedule of all Loan Assets forming a part of the Sale Portfolio that is Sold by the Transferor to the Purchaser on a Purchase Date, as supplemented on any subsequent Purchase Date by the "Schedule I" attached to the applicable Loan Assignment, and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof.

"Substitute Eligible Loan" has the meaning specified in Section 6.2(a).

"Substitution" has the meaning specified in Section 6.2(a).

"Transferor Purchase Event" means with respect to any Loan Asset, the occurrence of a breach of the Transferor's representations and warranties under Section 4.2 on the Purchase Date for such Loan Asset.

Section 1.3. Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP, as in effect from time to time. All terms used in Article 9 of the New York UCC, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4. Certain References. All references to the Outstanding Balance of a Loan Asset as of a Purchase Date shall refer to the close of business on such day.

ARTICLE II.

SALE AND PURCHASE OF THE Eligible LoanS

Section 2.1. Sale and Purchase of the Eligible Loans. On or after the Closing Date:

(a) Subject to the terms and conditions of this Agreement (including the conditions to Sale and Purchase set forth in ARTICLE III), the Transferor hereby agrees to (i) sell, transfer and otherwise convey (collectively, "Sell" and any such sale, transfer and/or other conveyance, a "Sale"), from time to time, to the Purchaser, without recourse and without representation and warranty (except to the extent specifically provided herein), and the Purchaser hereby agrees to purchase, all right, title and interest of the Transferor (whether now owned or hereafter acquired or arising, and wherever located) in and to each Sale Portfolio designated by the Transferor and (ii) transfer, or cause the deposit into, the Collection Account of all Available Collections received by the Transferor on account of any Sale Portfolio hereunder on and after the Purchase Date with respect to such Sale Portfolio, in each case, within two (2) Business Days of the receipt thereof. The Transferor hereby acknowledges that each Sale to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Transferor.

(b) The Transferor shall, on any Business Day on which a Sale occurs (each a "Purchase Date"), execute and deliver to the Purchaser a proposed Loan Assignment identifying the Sale Portfolio to be Sold by the Transferor to the Purchaser on such Purchase Date. From and after such Purchase Date, the Sale Portfolio listed on Schedule I to the related Loan Assignment shall be deemed to be listed on Schedule I hereto and constitute part of the Sale Portfolio hereunder.

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(c) [Reserved]

(d) On and after each Purchase Date hereunder and upon payment of the Purchase Price therefor, the Purchaser shall own the Sale Portfolio Sold by the Transferor to the Purchaser on such Purchase Date, and the Transferor shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Sale Portfolio.

(e) Except as specifically provided in this Agreement, the Sale and Purchase of the Sale Portfolio under this Agreement shall be without recourse to the Transferor and without representation and warranty; it being understood that the Transferor shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Transferor pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Transferor for the credit risk of the Obligors.

(f) The Purchaser and any assignee of the Purchaser shall have the funding obligations to Obligors pursuant to the terms of the applicable Underlying Instrument for Delayed Draw Loans or Revolving Loans and any other obligation or liability to Obligors and to any other third parties required of the Purchaser or such assignee as lender of record. The Purchaser and any assignee of the Purchaser shall not have any obligation or liability to any Obligor or client of the Transferor (including any obligation to perform any obligation of the Transferor, including with respect to any other related agreements) in respect of the Sale Portfolio other than those obligations and liabilities set forth in the preceding sentence. No Secured Party shall have any obligation or liability pursuant to the terms of the applicable Underlying Instrument, no such obligation or liability is intended to be assumed by the Secured Parties and any such assumption is expressly disclaimed. Without limiting the generality of the foregoing, the Sale of the Sale Portfolio by the Transferor to the Purchaser pursuant to this Agreement does not constitute and is not intended to result in a creation or assumption by the Purchaser or the Secured Parties of any obligation of the Transferor, as lead agent, collateral agent or paying agent under any Loan Asset.

(g) In connection with each Purchase of the Sale Portfolio hereunder, the Transferor shall cause to be delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 11:00 a.m. on the related Purchase Date, an emailed copy of the duly executed original promissory notes of the related Loan Assets (or, in the case of any Noteless Loan, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit G to the Loan and Servicing Agreement) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Purchaser and the Transferor shall cause the Loan Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian not later than five (5) Business Days after the related Purchase Date as to any Loan Assets.

(h) In accordance with the Loan and Servicing Agreement, certain documents relating to the Sale Portfolio shall be delivered to and held in trust by the Collateral Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs the Transferor to cause such documents to be delivered to the Collateral Custodian. Such delivery to the Collateral Custodian of such documents and the possession thereof by the Collateral Custodian is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.

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(i) The Transferor shall provide all information, and any other reasonable assistance, to the Servicer, the Collateral Custodian and the Administrative Agent necessary for the Servicer, the Collateral Custodian and the Administrative Agent, as applicable, to conduct the management, administration and collection of the Sale Portfolio Purchased hereunder in accordance with the terms of the Loan and Servicing Agreement.

(j) In connection with each Purchase of the Sale Portfolio hereunder, the Transferor hereby grants to each of the Purchaser and its assignees (and after an Event of Default has occurred and is continuing, the Administrative Agent and the Servicer) an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Transferor to account for the Sale Portfolio, to the extent necessary to administer the Sale Portfolio, whether such software is owned by the Transferor or is owned by others and used by the Transferor under license agreements with respect thereto; provided that, should the consent of any licensor of such software be required for the grant of the license described herein to be effective or for the Purchaser to assign such licenses to the Transferor or any successor, the Transferor hereby agrees that upon the request of the Purchaser or its assignees (or after an Event of Default has occurred and is continuing, upon the request of the Administrative Agent), the Transferor shall use commercially reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the Termination Date and shall terminate on the date this Agreement terminates in accordance with its terms. The Transferor shall use its commercially reasonable efforts to ensure that each of the Purchaser and its assignees (and, after an Event of Default has occurred and is continuing, the Administrative Agent, the Servicer and the Transferor) (or any successor) has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Sale Portfolio and/or to recreate the related Loan Files.

(k) In connection with the Purchase by the Purchaser of the Sale Portfolio as contemplated by this Agreement, the Transferor further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and its financial statements, that such Sale Portfolio has been purchased by the Purchaser in accordance with this Agreement.

(l) The Transferor further agrees to deliver to the Purchaser on or before each Purchase Date a computer file containing a true, complete and correct list of all Loan Assets to be Sold hereunder on such Purchase Date, identified by Obligor's name and Outstanding Balance as of the related Cut-Off Date. Such file or list shall be marked as Schedule I to the applicable Loan Assignment and shall be delivered to the Purchaser as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I to this Agreement, as such Schedule I may be supplemented and amended from time to time.

(m) The Transferor shall, at all times, continue to fulfill its obligations under, and in strict conformance with, the terms of all Underlying Instruments (other than with respect to funding obligations to Obligors pursuant to the terms of the applicable Underlying Instrument for Delayed Draw Loans or Revolving Loans and any other obligations to Obligors or other third parties pursuant to the terms of the applicable Underlying Instrument required of the Purchaser as lender of record under such Underlying Instrument) related to any Sale Portfolio purchased hereunder.

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(n) The Transferor acknowledges with respect to itself that the representations and warranties of the Transferor in Section 4.1 and Section 4.2 hereof of, and the covenants and agreements of the Transferor herein, including without limitation, in ARTICLE V hereof, will run to and be for the benefit of the Purchaser and, during the continuance of an Event of Default, the Administrative Agent (on behalf of the Secured Parties) and the Purchaser and, during the continuance of an Event of Default, the Administrative Agent (on behalf of the Secured Parties) may enforce directly (without joinder of the Purchaser when enforcing against the Transferor) the obligations of the Transferor or the Purchaser, as applicable, with respect to breaches of such representations, warranties, covenants and all other obligations, as set forth in this Agreement.

Section 2.2. Purchase Price.

The purchase price for each item of Sale Portfolio Sold to the Purchaser hereunder (the "Purchase Price") shall be in a dollar amount equal to the fair market value of such Sale Portfolio as determined by the Transferor and the Purchaser at the time of Purchase. The amount, if any, by which the Purchase Price exceeds the fair market value of such Loan Asset shall constitute a capital contribution by the Transferor to the Purchaser.

Section 2.3. Payment of Purchase Price.

(a) The Purchase Price for any Sale Portfolio Sold by the Transferor to the Purchaser on any Purchase Date shall be paid in a combination of: (i) immediately available funds; and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account the Advances the Purchaser expects to receive pursuant to the Loan and Servicing Agreement), by means of a capital contribution by the Transferor to the Purchaser. Notwithstanding any provision herein to the contrary, the Transferor may on any Purchase Date elect to designate all or a portion of the Sale Portfolio proposed to be transferred to the Purchaser on such date as a capital contribution to the Purchaser.

(b) The portion of such Purchase Price to be paid in immediately available funds shall be paid by wire transfer on the applicable Purchase Date to an account designated by the Transferor on or before such Purchase Date or by means of proper accounting entries being entered upon the accounts and records of the Transferor and the Purchaser on the applicable Purchase Date.

(c) In connection with each delivery of a Loan Assignment, the Transferor hereunder shall be deemed to have certified, with respect to the Sale Portfolio to be Sold by it on such day, that its representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all material respects (or if such representation and warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation and warranty shall be true and correct in all respects) on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date) and, that no Default or Event of Default with respect to the Transferor has occurred and is continuing or would result therefrom.

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(d) Upon the payment of the Purchase Price for any Purchase, title to the Sale Portfolio included in such Purchase shall vest in the Purchaser, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Transferor in fact to satisfy any such condition precedent, covenant or agreement.

Section 2.4. Nature of the Sales.

(a) It is the express intent of the parties hereto that the Sale of the Sale Portfolio by the Transferor to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as an absolute and true sale by the Transferor (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Sale Portfolio. It is, further, not the intention of the parties that such Sale be deemed a pledge of the Sale Portfolio by the Transferor to the Purchaser to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Sale Portfolio is held to continue to be property of the Transferor, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a "security agreement" within the meaning of Article 9 of the UCC; (ii) the Sale of the Sale Portfolio provided for in this Agreement shall be deemed to be a grant by the Transferor to the Purchaser of a first priority security interest (subject only to Permitted Liens) in all of the Transferor's right, title and interest in and to the Sale Portfolio and all amounts payable to the holders of the Sale Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Sale Portfolio together with all of the other obligations of the Transferor hereunder; (iii) the possession by the Purchaser or the Administrative Agent (or the Collateral Custodian on behalf of the Administrative Agent, for the benefit of the Secured Parties) of Sale Portfolio and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Purchaser shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Sale Portfolio, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(b) It is the intention of each of the parties hereto that the Sale Portfolio Sold by the Transferor to the Purchaser pursuant to this Agreement shall constitute assets owned by the Purchaser and shall not be part of the Transferor's estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

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(c) The Purchaser agrees to treat, and shall cause the Transferor to treat, for all purposes, the transactions effected by this Agreement as sales of assets to the Purchaser. The Transferor agrees to reflect in the Transferor's financial records and to include a note in its annual and quarterly financial statements indicating that: assets that have been sold hereunder are owned by the Purchaser and that while the Purchaser is consolidated in the Transferor's financial statements, the creditors of the Purchaser have received security interests in such assets and such assets are not, and are not intended to be, available to the creditors of the Transferor (or any other creditor of any affiliate of the Transferor).

(d) The Transferor and the Purchaser acknowledge and agree that, solely for administrative convenience, the Transferor may direct that a Loan Asset be titled directly into the name of the Purchaser and/or that any transfer document or assignment agreement (or, in the case of any underlying promissory note, any chain of endorsement) required to be executed and delivered in connection with (a) the acquisition of a Loan Asset as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Transferor or (b) the transfer of a Loan Asset in accordance with the terms of any Underlying Instruments may reflect that the Transferor (or any affiliate thereof or any third party from whom the Transferor may determine to acquire a Loan Asset and designate the Purchaser as the purchaser thereof) is assigning such Loan Asset directly to the Purchaser. Nothing in such assignment agreements shall be deemed to impair the transfers of the Loan Assets by the Transferor to the Purchaser in accordance with the terms of this Agreement. Any such Loan Asset so assigned for administrative convenience shall be deemed sold and transferred by the related seller to the Transferor and, pursuant to this Agreement, shall be deemed sold and transferred by the Transferor to the Purchaser.

ARTICLE III.

CONDITIONS OF SALE AND PURCHASE

Section 3.1. Conditions Precedent to Effectiveness. This Agreement shall be effective upon the satisfaction of the conditions precedent that the Purchaser shall have received on or before the Closing Date, in form and substance satisfactory to the Purchaser, all of the following:

(a) a copy of this Agreement duly executed by each of the parties hereto;

(b) a certificate of a Responsible Officer of the Transferor, dated the Effective Date, certifying (i) the names and true signatures of the incumbent directors and officers of the Transferor authorized to sign this Agreement, the Loan Assignments and all other documents to be executed by the Transferor or in connection herewith (on which certificate the Purchaser and its assignees may conclusively rely until such time as the Purchaser and such assignees shall receive from the Transferor, a revised certificate meeting the requirements of this Section 3.1(b)) (ii) that the copy of the certificate of registration or incorporation, as applicable, of the Transferor is a complete and correct copy and that such certificate of registration or incorporation has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the bylaws of the Transferor is a complete and correct copy, and that such bylaws has not been amended, modified or supplemented and is in full force and effect, and (iv) the resolutions of the board of directors of the Transferor approving and authorizing the execution, delivery and performance by the Transferor of this Agreement, the Loan Assignments and all other documents to be executed by the Transferor hereunder or in connection herewith;

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(c) a good standing certificate, dated as of a recent date for the Transferor, issued by the Department of Assessments and Taxation of the State of Maryland;

(d) financing statements (the "Facility Financing Statements") describing the Sale Portfolio, and (i) naming the Transferor as the "debtor/transferor", the Purchaser as "secured party/buyer" and the Administrative Agent, on behalf of the Secured Parties, as "secured party/total assignee" and (ii) other similar instruments or documents, as may be necessary under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser's interest and the Administrative Agent's, on behalf of the Secured Parties, interests, respectively, in the Sale Portfolio;

(e) financing statements, if any, necessary to release all security interests and other rights of any Person in the Sale Portfolio previously granted by the Transferor;

(f) copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Purchaser or its assignees and requests for information (or a similar UCC search report certified by a party acceptable to the Purchaser and its assigns), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Transferor (under its present name and any previous name) as debtor and which are filed in the State of Maryland, together with copies of such financing statements (none of which shall cover any Sale Portfolio);

(g) all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser and the Administrative Agent, and the Purchaser and the Administrative Agent shall have received from the Transferor copies of all documents (including, without limitation, records of limited liability company proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Purchaser and the Administrative Agent may have reasonably requested;

(h) any necessary third party consents and approvals to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser;

(i) all fees then required to be paid by the Transferor, if any, in accordance with the provisions of the Transaction Documents shall have been paid on the Closing Date; and

(j) the Non-Consolidation/True Sale Opinion and one or more favorable Opinions of Counsel of counsel to the Transferor with respect to the perfection and enforceability of the security interest hereunder and such other matters as the Purchaser or any assignee thereof may reasonably request.

Section 3.2. Conditions Precedent to All Purchases. Each Purchase to take place on a Purchase Date on or after the Closing Date hereunder shall be subject to the further conditions precedent that:

(a) The following statements shall be true:

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(i) The representations and warranties of the Transferor contained in Section 4.1 and Section 4.2 shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation and warranty shall be true and correct in all respects), in each case, on and as of such Purchase Date, before and after giving effect to the Purchase to take place on such Purchase Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(ii) No Event of Default with respect to the Transferor (or event which, with the passage of time or the giving of notice, or both would constitute an Event of Default with respect to the Transferor) exists prior to or would result from such Purchase;

(iii) The Facility Maturity Date has not yet occurred;

(iv) No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Purchaser in accordance with the provisions hereof; and

(v) No Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the Lien of the Administrative Agent on the Eligible Loans to be transferred to the Purchaser on such Purchase Date.

(b) The Purchaser shall have received a duly executed and completed Loan Assignment along with a Schedule I that is true, complete and correct as of the related Purchase Date.

(c) The Transferor shall have delivered to the Collateral Custodian not later than five (5) Business Days after the related Purchase Date on behalf of the Purchaser and any assignee thereof each item required to be contained in the Required Loan Documents and the Loan Checklist of any of the Loan Assets or Related Assets related thereto being acquired by the Purchaser.

(d) The Transferor shall have taken all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being Purchased on such Purchase Date and, upon the Sale of such Sale Portfolio from the Transferor to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, as lender of record of each Loan Asset included in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (other than Permitted Liens). The Transferor shall have caused to be made, taken or performed all filings (including without limitation UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in such Eligible Loans and the Related Assets related thereto (subject only to Permitted Liens).

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Transferor. The Transferor makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date (solely with respect to the Sale Portfolio being sold as of such Purchase Date and unless a specific date is specified below):

(a) Organization and Good Standing. The Transferor has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, with all requisite corporate power, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, authority necessary to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Sale Portfolio and to Sell such Sale Portfolio to the Purchaser hereunder. Without limiting the generality of the foregoing and for the avoidance of doubt, all consents or approvals required in connection with the execution, delivery or performance by the Transferor of this Agreement and the other Transaction Documents, including, without limitation, for the transfer of the Collateral to the Purchaser.

(b) Due Qualification. The Transferor is duly qualified to do business as a corporation, as applicable, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and/or the conduct of its business requires such qualification, licenses and/or approvals except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Transferor (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and (B) carry out the terms of this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and the sale and assignment of an ownership interest in the Sale Portfolio on the terms and conditions herein provided. This Agreement, each Loan Assignment and each other Transaction Document to which the Transferor is a party have been duly executed and delivered by the Transferor.

(d) Valid Conveyance; Binding Obligations. This Agreement, each Loan Assignment and the Transaction Documents to which the Transferor is party have been and, in the case of each Loan Assignment delivered after the Closing Date, will be, duly executed and delivered by the Transferor, and this Agreement, together with the applicable Loan Assignment in each case, shall effect valid Sales of Sale Portfolio, enforceable against the Transferor and creditors of and purchasers from the Transferor, and this Agreement, each Loan Assignment and such Transaction Documents shall constitute the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

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(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Transferor is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Transferor's constituent documents or any contractual obligation of the Transferor, except to the extent that such conflict or breach of such contractual obligation would not reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Lien upon any of the Transferor's properties pursuant to the terms of any such contractual obligation, other than this Agreement, the other Transaction Documents to which it is a party and Permitted Liens, or (iii) violate any Applicable Law in any material respect.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Transferor, threatened against the Transferor, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Transaction Document to which the Transferor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Transaction Document to which the Transferor is a party, or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Transferor of this Agreement and any other Transaction Document to which the Transferor is a party have been obtained.

(h) Jurisdiction of Organization, Etc. As of the Closing Date, the Transferor's legal name is as set forth in this Agreement. Except as permitted hereunder, the Transferor has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or "doing business as" names. The chief executive office of the Transferor (and the location of the Transferor's Records regarding the Sale Portfolio (other than those delivered to the Collateral Custodian)) is at the address of the Transferor set forth in Section 9.4 (or at such other address as shall be designated by such party in a written notice to the other parties hereto). The Transferor's only jurisdiction of formation is the State of Maryland, and, except as permitted hereunder, the Transferor has not changed its jurisdiction of formation.

(i) Solvency. The Transferor is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Transferor is party does not and will not render the Transferor not Solvent.

(j) Compliance with Applicable Law. The Transferor has complied in all material respects with all Applicable Law to which it may be subject.

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(k) Taxes. The Transferor has filed or caused to be filed on a timely basis all material Tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Transferor has paid or made adequate provisions for the payment of all material Taxes, assessments, fees and other governmental charges levied or imposed upon Transferor or its properties, income or assets otherwise due and payable (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Transferor), and no Tax lien (other than a Permitted Lien) has been filed and no claim is being asserted, with respect to any such Tax.

(l) No Liens, Etc. The Sale Portfolio to be acquired by Purchaser hereunder is owned by the Transferor free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Transferor has the full right and corporate power or and lawful authority to Sell the same and interests therein and, upon the Sale thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens). No effective UCC financing statement reflecting the Transferor or the Transferor's predecessor in interest, as a "Debtor", or other instrument similar in effect covering all or any part of any Sale Portfolio Purchased hereunder is on file in any recording office, except such as may have been filed in favor of the Administrative Agent as "Secured Party" or "Assignee", in each case, for the benefit of the Secured Parties pursuant to the Loan and Servicing Agreement and any financing statements that have been terminated and/or fully and validly assigned to the Administrative Agent on or before the related Purchase Date.

(m) Information True and Correct. All written information heretofore (other than projections, forward-looking information, general economic data or industry information and with respect to any information or documentation prepared by the Transferor or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan Asset or Obligor) furnished by or on behalf of the Transferor to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is true and correct in all material respects and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written information furnished by the Transferor which was provided to the Transferor from an Obligor with respect to a Loan Asset information that was not prepared by or under the direction of the Transferor or any of its Affiliates (or is derived therefrom), such information need only be accurate, true and correct in all material respects to the knowledge of the Transferor.

(n) Investment Company Act. The Transferor is not or will not be required to register as an "investment company" under the provisions of the 1940 Act.

(o) Intent of the Transferor. The Transferor has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Sale Portfolio to the Purchaser with any intent to hinder, delay or defraud any of the Transferor's creditors.

(p) Value Given. The Transferor has received fair consideration and reasonably equivalent value from the Purchaser in exchange for the Sale of the Loan Assets (or any number of them) to the Purchaser pursuant to this Agreement. No such Sale has been made for or on account of an antecedent debt owed by the Purchaser to the Transferor and no such Sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

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(q) Accounting. Other than for tax and consolidated accounting purposes, the Transferor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Sale Portfolio by the Transferor to the Purchaser.

(r) Purchase and Sale Agreement. This Agreement and the Loan Assignments (including any assignment or novation instruments and other documents evidencing the assignment or novation of each Loan Asset in accordance with the related Underlying Instrument) contemplated herein are the only agreements or arrangements pursuant to which the Transferor Sells the Sale Portfolio Sold by it to the Purchaser.

(s) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sale Portfolio in favor of the Purchaser, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Transferor;

(ii) the Loan Assets, along with the related Loan Files, are comprised of "instruments," "security entitlements," "general intangibles," "accounts," "certificated securities," "uncertificated securities," "securities accounts," "deposit accounts," "supporting obligations" or "insurance" (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Transferor has complied with its obligations under this Section 4.1(s);

(iii) the Transferor owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Sale Portfolio Sold by it to the Purchaser hereunder on such Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(iv) the Transferor has received all consents and approvals required by the terms of any Loan Asset, to the Sale thereof and the granting of a security interest in the Loan Assets hereunder to the Purchaser;

(v) the Transferor has caused the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Sale Portfolio and that portion of the Loan Assets in which a security interest may be perfected by filing granted to the Purchaser under this Agreement;

(vi) other than as expressly permitted by the terms of this Agreement and the Loan and Servicing Agreement and the security interest granted to the Purchaser and the Administrative Agent, on behalf of the Secured Parties, the Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Sale Portfolio. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Sale Portfolio other than any financing statement (A) relating to the security interest granted to the Purchaser under this Agreement, or (B) that has been terminated and/or fully and validly assigned to the Administrative Agent on or prior to the related Purchase Date. The Transferor is not aware of the filing of any judgment or Tax lien filings against the Transferor;

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(vii) all original executed copies of each underlying promissory note that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(viii) other than in the case of Noteless Loans, the Transferor has received, or subject to the delivery requirements herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Administrative Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Administrative Agent, for the benefit of the Secured Parties;

(ix) none of the underlying promissory notes (if any) that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent, on behalf of the Secured Parties;

(x) with respect to any Sale Portfolio that constitutes a "certificated security," such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Purchaser of such certificated security; and

(xi) with respect to any Sale Portfolio that constitutes an "uncertificated security", that the Transferor shall cause the issuer of such uncertificated security to register the Administrative Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(t) Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Transferor on the Purchaser's behalf to send Principal Collections and Interest Collections on the Sale Portfolio.

(u) Set-Off, Etc. As of the applicable Purchase Date thereof, no Loan Asset in the Sale Portfolio has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Transferor or the Obligor thereof (unless the Obligor thereof effected such change without the consent or agreement of the Purchaser and in accordance with the Underlying Instruments), and no Loan Asset in the Sale Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Sale Portfolio or otherwise, by the Transferor or the Obligor (unless the Obligor thereof took such action without the consent or agreement of the Purchaser and in accordance with the Underlying Instruments) with respect thereto.

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(v) Full Payment. As of the applicable Purchase Date thereof, the Transferor has no knowledge of any fact which should lead it to expect that any Sale Portfolio will not be paid in full.

(w) Anti-Terrorism; OFAC; Anti-Corruption.

(i) None of the Transferor or any of its Subsidiaries, directors or officers is a Sanctioned Person.

(ii) The Transferor and its Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(x) Event of Default. No event has occurred which constitutes an Event of Default with respect to the Transferor and no event has occurred and is continuing which with the passage of time or the giving of notice, or both would constitute an Event of Default with respect to the Transferor (other than any such Event of Default which has previously been disclosed to the Administrative Agent as such).

(y) Opinion. The statements of fact in the section heading "The Transactions" in the non-consolidation and true sale opinion (the "Non-Consolidation/True Sale Opinion") of Winston & Strawn LLP, dated as of the date hereof are true, complete and correct.

(z) Representations and Warranties for Benefit of the Purchaser's Assignees. The Transferor hereby makes each representation and warranty contained in this Agreement and the other Transaction Documents to which it is a party and that have been executed and delivered on or prior to such Purchase Date (or in the case of any representation or warranty that is made as of a specific date, as of such date) to, and for the benefit of the Purchaser (and its assignees), the Administrative Agent, the Lender, the Administrative Agent, the Collateral Custodian and the other Secured Parties as if the same were set forth in full herein.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Sale of the Sale Portfolio to the Purchaser and (y) the grant of a Lien in, to and under the Sale Portfolio pursuant to the Loan and Servicing Agreement by the Purchaser.

Section 4.2. Representations and Warranties of the Transferor Relating to the Agreement and the Sale Portfolio. The Transferor makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date (solely with respect to the relevant Sale Portfolio being sold as of such Purchase Date), the Transferor represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:

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(a) Binding Obligation, Valid Transfer and Security Interest. This Agreement, together with the Loan Assignments, constitutes a valid transfer to the Purchaser of all right, title and interest in, to and under all of the Sale Portfolio, free and clear of any Lien of any Person claiming through or under the Purchaser or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in the Sale Portfolio to the Purchaser which upon the delivery of the Required Loan Documents and the filing of the UCC financing statements shall be a valid and first priority perfected security interest in the Loan Assets forming a part of the Sale Portfolio and in that portion of the Loan Assets in which a security interest may be perfected by any filing of a UCC financing statement subject only to Permitted Liens. Neither the Purchaser nor any Person claiming through or under the Transferor shall have any claim to or interest in the Accounts; provided that if this Agreement constitutes only a grant of a security interest in such property, then the Purchaser shall have the rights in such property as a debtor for purposes of the UCC.

(b) Eligibility of Sale Portfolio. As of each Purchase Date, (i) Schedule I is an accurate and complete listing of all the Loan Assets contained in the Sale Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Sale Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date, and (ii) each Loan Asset Purchased by the Purchaser hereunder on such Purchase Date is an Eligible Loan.

(c) No Fraud. With respect to any Loan Asset originated by the Transferor, such Loan Asset was originated without any fraud or misrepresentation by the Transferor or, to the best of the Transferor's knowledge, on the part of the Obligor.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Sale of the Sale Portfolio to the Purchaser, (y) the grant of a Lien in, to and under the Sale Portfolio pursuant to the Loan and Servicing Agreement by the Purchaser and (z) the termination of this Agreement and the Loan and Servicing Agreement.

ARTICLE V.

COVENANTS OF THE TRANSFEROR

Section 5.1. Protection of Title of the Purchaser.

(a) On or prior to each Purchase Date hereunder, the Transferor shall take all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being acquired by the Purchaser on such Purchase Date to the Purchaser so that, upon the Sale of such Sale Portfolio from the Transferor to the Purchaser pursuant to the terms hereof on such Purchase Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance or restrictions on transferability (subject only to Permitted Liens). On or prior to each Purchase Date hereunder, the Transferor shall take all steps required under Applicable Law in order for the Purchaser to grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Sale Portfolio being Purchased by the Purchaser on such Purchase Date and, from time to time thereafter, the Transferor shall take all such actions as may be required by Applicable Law to fully preserve, maintain and protect the Purchaser's ownership interest in, and the Administrative Agent's first priority perfected security interest in (subject only to Permitted Liens), the Sale Portfolio which have been acquired by the Purchaser hereunder.

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(b) The Transferor shall direct any agent or administrative agent for any Loan Asset in the Sale Portfolio originated or acquired by the Transferor to remit all payments and collections with respect to the portion of such Loan Asset that is part of the Sale Portfolio and direct the Obligor or any agent, as applicable, with respect to the portion of such Loan Asset that is part of the Sale Portfolio to remit all such payments and collections directly to the Collection Account.

(c) The Transferor will not make any change in its instructions to Obligors or any agent, as applicable, regarding payments to be made to the Purchaser or payments to be made to the Collection Account, unless the Purchaser and the Administrative Agent have consented to such change.

(d) The Transferor shall direct that only (x) funds constituting payments and collections relating to Sale Portfolio or other Collateral, (y) funds constituting amounts due to the Purchaser in connection with the repurchase of a Loan Asset required hereunder and (z) capital contributions made by the Transferor shall be deposited into the Collection Account.

(e) In the event any payments relating to any Sale Portfolio are remitted directly to the Transferor or any Affiliate of the Transferor, the Transferor will remit (or will cause all such payments to be remitted) directly to the Collection Account within two (2) Business Days following the receipt thereof, and, at all times prior to such remittance, the Transferor will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Purchaser and its assignees. Until so deposited, all such Interest Collections, all such Principal Collections and any amounts required to be paid to the Purchaser in connection with a repurchase of a Loan Asset hereunder shall be held in trust for the Purchaser or its assignees by the Transferor.

(f) At any time after the occurrence or declaration of the Facility Maturity Date, the Purchaser or the Administrative Agent may direct the Transferor to notify the Obligors or agents, as applicable, at Transferor's expense, of the Purchaser's (or its assigns) or the Secured Parties' interest in the Sale Portfolio under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Sale Portfolio be made directly to the Purchaser (or its assigns), the Administrative Agent or the Administrative Agent.

(g) The Transferor shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the UCC financing statement referred to in Section 3.1 or any other UCC financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Termination Date shall have occurred file or cause to be filed an appropriate continuation statement with respect to such UCC financing statement.

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(h) The Transferor shall not change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Sale Portfolio, from the address set forth under its name in Section 9.4, or change the jurisdiction of its formation, unless the Transferor shall have given at least five (5) days' prior written notice thereof to the Administrative Agent.

(i) The Transferor shall on or prior to the Initial Purchase Date mark its master data processing records and other books and records relating to the Sale Portfolio, including without limitation the Records, so that, from and after the time of Sale under this Agreement of Sale Portfolio to the Purchaser and the grant of a security interest in such Sale Portfolio by the Purchaser to the Administrative Agent for the benefit of the Secured Parties under the Loan and Servicing Agreement, the Transferor's master data processing records (including archives) and other books and records that refer to such Sale Portfolio shall indicate clearly that such Sale Portfolio has been Purchased by the Purchaser hereunder and that a security interest therein has been granted by the Purchaser to the Administrative Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement.

Section 5.2. Affirmative Covenants of the Transferor.

From the Closing Date until the Termination Date:

(a) Compliance with Law. The Transferor will comply with all Applicable Law, including those applicable to the Transferor as a result of its interest in the Sale Portfolio or any part thereof, except when failure to comply would reasonably be expected to have a Material Adverse Effect.

(b) Preservation of Corporate Existence. The Transferor will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as an exempted limited partnership in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would reasonably be expected to have a Material Adverse Effect.

(c) Obligations and Compliance with Sale Portfolio. The Transferor will duly fulfill and comply with all obligations on its part to be fulfilled or complied with under the Transaction Documents or in connection with the administration of each item of Sale Portfolio and will do nothing to impair the rights of the Administrative Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Sale Portfolio. It is understood and agreed that the Transferor does not hereby assume any obligations of the Purchaser in respect of any Advances or assume any responsibility for the performance by the Purchaser of any of its obligations hereunder or under any of the Transaction Documents or under any other agreement executed in connection herewith.

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(d) Keeping of Records and Books of Account. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Sale Portfolio, including without limitation the Records, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Sale Portfolio and the identification of the Sale Portfolio, including without limitation the Records.

(f) Taxes. The Transferor will file or cause to be filed its Tax returns required to be filed by it and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.1(k) and for those Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP) or where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect.

(g) Cooperation with Requests for Information or Documents. The Transferor will cooperate fully with all reasonable requests of the Purchaser and its assigns regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine-readable format (in each case to the extent reasonably available to or practicably obtainable by the Transferor), to allow each of the Purchaser and its assignees to carry out their responsibilities under the Transaction Documents.

(h) Other. The Transferor will furnish to the Purchaser, the Administrative Agent promptly, from time to time such other information, documents, records or reports respecting the Sale Portfolio, including without limitation the Records, or the condition or operations, financial or otherwise, of the Transferor (to the extent available to or practicably obtainable by the Transferor) as the Purchaser, the Administrative Agent may from time to time reasonably request in order to protect the interests of the Purchaser, the Administrative or the Secured Parties under or as contemplated by this Agreement and the other Transaction Documents.

(i) Costs and Expenses. The Transferor shall pay all of its reasonable, documented costs and disbursements in connection with the performance of its obligations hereunder.

(j) Compliance with Legal Opinions. The Transferor shall take all actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Winston & Strawn LLP, as special counsel to the Transferor, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(k) Disregarded Entity. The Transferor shall cause the Purchaser to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b)(ii), and neither the Purchaser nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

Section 5.3. Negative Covenants of the Transferor.

From the Closing Date until the Termination Date:

(a) Sale Portfolio Not to be Evidenced by Instruments. The Transferor will take no action to cause any Sale Portfolio that is not, as of the related Purchase Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Sale Portfolio.

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(b) Security Interests. Except as otherwise permitted herein and in the Loan and Servicing Agreement, from and after the Purchase Date with respect thereto, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (except for Permitted Liens) on any Sale Portfolio Sold by the Transferor to the Purchaser hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Transferor will not sell, transfer, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Sale Portfolio Sold by the Transferor to the Purchaser hereunder. The Transferor will promptly notify the Purchaser, the Administrative Agent of the existence of any Lien on any Sale Portfolio and the Transferor shall defend the right, title and interest of the Purchaser and the Administrative Agent, for the benefit of the Secured Parties, in, to and under the Sale Portfolio against all claims of third parties; provided that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist Permitted Liens upon any of the Sale Portfolio.

ARTICLE VI.

REPURCHASES AND SUBSTITUTION BY THE TRANSFEROR

Section 6.1. Repurchase of Loan Assets. In the event of the occurrence of a Transferor Purchase Event, the Transferor will within five (5) Business Days of the discovery by or notice (from any Person) to the Transferor of the Transferor Purchase Event, (i) purchase each Loan Asset hereunder which is affected by or related to such Transferor Purchase Event from the Purchaser, and the Transferor shall pay to the Purchaser (by means of a deposit to the Collection Account) the Repurchase Price of such Loan Asset as of the date of the purchase thereof from the Purchaser or (ii) with the prior written consent of the Administrative Agent and subject to the satisfaction of the conditions in Section 6.2, substitute for such Loan Asset, a Substitute Eligible Loan; provided, that no such repayment or substitution shall be required to be made with respect to any Loan Asset subject to a Transferor Purchase Event (and such Loan Asset shall cease to be subject to a Transferor Purchase Event) if (x) on or before the expiration of the above mentioned five (5) Business Day period, such Loan Asset ceases to meet the requirements set forth in the definition of Transferor Purchase Event or (y) no Borrowing Base Deficiency exists or would occur as a result of such Loan Asset being or becoming subject to a Transferor Purchase Event and the Administrative Agent, in its sole discretion, consents thereto. It is understood and agreed that the obligation of the Transferor to purchase the Loan Assets or substitute a Substitute Eligible Loan for the Loan Assets which are affected by or related to such Transferor Purchase Event is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Loan Asset which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor. Upon deposit in the Collection Account of the Repurchase Price for any Loan Asset purchased by the Transferor, the Purchaser shall, automatically and without further action be deemed to transfer, assign and set over such Loan Asset to the Transferor, without recourse, representation or warranty of any kind, except as to the absence of Liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser or the Administrative Agent. Such Sale shall be a sale outright, and not for security, of all the right, title and interest of the Purchaser, in, to and under such Loan Asset and all future monies due or to become due with respect thereto, the Related Assets, all Proceeds of such Loan Asset and recoveries, all rights to security for such Loan Asset and all Proceeds and products of the foregoing. The Purchaser shall (and shall request the Administrative Agent to), at the sole expense of the Transferor, execute such documents and instruments of transfer as may be prepared by the Transferor and take such other actions as may be reasonably requested by the Transferor in order to effect the transfer of such Loan Asset pursuant to this Section 6.1. Such Sale shall be a sale outright, and not for security.

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Section 6.2. Substitution of Loan Assets.

(a) The Transferor shall have the right, but not the obligation, subject to the prior written consent of the Administrative Agent and the Purchaser, in their sole discretion, to substitute one or more Eligible Loans ("Substitute Eligible Loan") for a Loan Asset (each such act, a "Substitution") in accordance with the Loan and Security Agreement.

Section 6.3. Repurchase Limitations. The Transferor and the Purchaser agree that the Transferor and any Affiliate of the Transferor may repurchase any Sale Portfolio from the Purchaser only in the case of a repurchase or Substitution of any Sale Portfolio pursuant to Section 6.1 or Section 6.2 or in an arm's-length transaction; provided that nothing herein shall restrict the Transferor or any Affiliate thereof from acquiring Loan Assets subject to the Loan and Servicing Agreement.

ARTICLE VII.

SURVIVAL

Section 7.1 Survival of Certain Provisions.

Notwithstanding any provision contained herein to the contrary, the Transferor's and the Purchaser's representations, covenants and obligations set forth in Articles IV, V, VI, and VII, as applicable, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date; provided, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Transferor pursuant to Articles III and IV and the provisions of Section 6.1 and Section 6.2, the indemnification provisions of ARTICLE VIII and the provisions of Section 5.1, Section 9.1, Section 9.7, Section 9.8, Section 9.9, Section 9.11, Section 9.12, Section 9.13 and Section 9.15 shall be continuing and shall survive any termination of this Agreement.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1. Indemnification by the Transferor.

(a) Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and without limiting any other rights which the Purchaser, any assignee of the Purchaser (including, without limitation, the Administrative Agent and the other Secured Parties) or any such Persons' respective shareholders, officers, employees, agents, or Affiliates (each an "Indemnified Party") may have hereunder or under Applicable Law, the Transferor hereby agrees to indemnify any Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented out-of-pocket attorneys' fees and disbursements (all of the foregoing, being collectively referred to as, "Indemnified Amounts"), awarded against or actually incurred by such Indemnified Party or any of them arising out of or as a result of a breach by the Transferor of any of its representations, warranties or covenants under this Agreement excluding, however, any such amounts resulting solely from (x) any gross negligence, bad faith, fraud or willful misconduct on the part of the applicable Indemnified Party as determined in a court of competent jurisdiction by final non-appealable judgment or (y) the uncollectability of any Loan Asset due to the Obligor's failure to pay any amounts due under the applicable loan agreement in accordance with its terms.

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(b) Any Indemnified Amounts shall be paid by the Transferor to the Administrative Agent, for the benefit of the applicable Indemnified Party, within 30 days Business Days following receipt by the Transferor of the Administrative Agent's or the Purchaser's written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).

(c) If for any reason the indemnification provided above in this Section 8.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Transferor shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Transferor on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) If the Transferor has made any payments in respect of Indemnified Amounts to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 8.1 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Transferor, without interest.

(e) Indemnified Amounts under this Section 8.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

(f) The obligations of the Transferor under this Section 8.1 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Administrative Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Administrative Agent, any Lender, the Purchaser, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(g) Any indemnification pursuant to this Section 8.1 shall not be payable from the Sale Portfolio.

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Section 8.2. Assignment of Indemnities.

The Transferor acknowledges that, pursuant to the Loan and Servicing Agreement, the Purchaser shall collaterally assign its rights of indemnity granted hereunder to the Administrative Agent, for the benefit of the Secured Parties. Upon the enforcement of such collateral assignment, (a) the Administrative Agent, for the benefit of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn collaterally assign such rights, and (b) the obligations of the Transferor under this ARTICLE VIII shall inure to the Administrative Agent, for the benefit of the Secured Parties. The Transferor agrees that, upon the enforcement of such collateral assignment, the Administrative Agent, for the benefit of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this ARTICLE VIII.

ARTICLE IX.

MISCELLANEOUS

Section 9.1. Limitation on Liability. No claim may be made by the Transferor or any other Person against the Lender, the Administrative Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Transferor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

No claim may be made by the Purchaser, any Lender, the Administrative Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party or any other Person against the Transferor or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Purchaser, each Lender, the Administrative Agent, the Collateral Custodian, the Administrative Agent and each other Secured Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, however, that if the Administrative Agent, the Administrative Agent, any Lender, any Indemnified Party or any other Secured Party is liable for any special, indirect, consequential or punitive damages to any third party arising out of, in connection with, or as a result of this Agreement or any of the Transaction Documents, the Administrative Agent, the Administrative Agent, such Lender, such Indemnified Party or such Secured Party shall not be precluded from seeking reimbursement for such damages from the Transferor.

Section 9.2. Amendments; Limited Agency. Except as provided in this Section 9.2, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Transferor and consented to in writing by the Administrative Agent, the Required Lenders and the Administrative Agent.

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Section 9.3. Waivers; Cumulative Remedies. No failure or delay on the part of the Purchaser (or any assignee thereof) or the Transferor, in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 9.4. Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto:

If to Purchaser:

MC Income Plus Financing SPV V LLC
126 East 56th Street, Suite 3200

New York, New York 10022

Attention: Dina Kook

Email: dkook@monroecap.com

If to Transferor:

Monroe Capital Income Plus Corporation
126 East 56th Street, Suite 3200

New York, New York 10022

Attention: Dina Kook

Email: dkook@monroecap.com

Notices and communications by e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.

Section 9.5. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Loan and Servicing Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Loan and Servicing Agreement and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.6. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

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Section 9.7. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 9.8. Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Transferor and the Purchaser agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Transferor or the Purchaser, as applicable, at its address specified in Section 9.4. Nothing in this Section 9.8 shall affect the right of the Transferor or the Purchaser to serve legal process in any other manner permitted by law.

Section 9.9. Transfer Taxes. The Transferor shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 9.10. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.11. Bankruptcy Non-Petition and Limited Recourse; Claims. The Transferor hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser any Bankruptcy Proceeding so long as there shall not have elapsed one (1) year (or such longer preference period as shall then be in effect) and one day since the Termination Date. The Transferor hereby acknowledges that (i) the Purchaser has no assets other than the Sale Portfolio, all other Collateral and any amounts on deposit in the Accounts and rights and interests in the Transaction Documents and rights incidental thereto, (ii) the Purchaser shall, immediately upon Purchase hereunder, grant a security interest in the Sale Portfolio to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan and Servicing Agreement, and (iii) Available Collections generated by the Sale Portfolio will be applied to payment of the Purchaser's obligations under the Loan and Servicing Agreement. In addition, the Transferor shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.

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The provisions of this Section 9.11 are a material inducement for the Purchaser to enter into this Agreement and the transactions contemplated hereby and for the Administrative Agent and the Secured Parties to enter into the Loan and Servicing Agreement and the transactions contemplated thereby and are an essential term hereof. The Purchaser may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

Section 9.12. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Transferor except as permitted by this Section 9.12 or the Loan and Servicing Agreement. Simultaneously with the execution and delivery of this Agreement, the Purchaser will assign all of its right, title and interest in this Agreement to the Administrative Agent, for the benefit of the Secured Parties, to which assignment the Transferor hereby expressly consents. Upon assignment, the Transferor agrees to perform its obligations hereunder for the benefit of the Administrative Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement and the Administrative Agent, in such capacity, shall be a third party beneficiary hereof. The Administrative Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Transferor hereunder without joinder of the Purchaser.

(c) The Administrative Agent, the Lenders, the Collateral Custodian, the Administrative Agent and the other Secured Parties shall be third-party beneficiaries of this Agreement.

Section 9.13. Waiver of Setoff.

(a) The Transferor's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Transferor might have hereunder against the Purchaser, the Administrative Agent, the Lenders, the Administrative Agent, the Collateral Custodian, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Transferor.

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(b) The Purchaser shall have the right to set-off against the Transferor any amounts to which the Transferor may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Transferor from time to time under this Agreement. Upon any such set-off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Transferor.

Section 9.14. Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.15. Subordination. The Transferor hereby agrees that all obligations and indebtedness of the Purchaser owed to the Transferor hereunder shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Purchaser owing to the Lender, the Administrative Agent, the Collateral Custodian or any other Secured Party under the Loan and Servicing Agreement.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PURCHASER:

Mc income plus financing SPV V llc

By: Monroe Capital Income Plus Corporation, its designated manager

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	Chief Executive Officer and President

[Signature Page to Purchase and Sale Agreement]

TRANSFEROR:

MONROE CAPITAL INCOME PLUS CORPORATION

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	Chief Executive Officer and President

[Signature Page to Purchase and Sale Agreement]